MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



June 11, 2003

Board of Directors
Nittany Financial Corp.
116 East College Avenue
State College, Pennsylvania 16801

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to 20,000 shares of common stock, par value $0.10 per share (the "Common Stock"), of Nittany Financial Corp. (the "Company"). As special counsel to the Company, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Offering against full payment therefor and upon the declaration of the effectiveness of the Form SB-2, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Form SB-2.

         We hereby consent to the use of this opinion and to the reference to our firm and this legal opinion appearing in the Company's Prospectus under the heading "Legal Matters."

                                                   Very truly yours,


                                                   /s/MALIZIA SPIDI & FISCH, PC
                                                   ----------------------------
                                                   MALIZIA SPIDI & FISCH, PC